UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2018

THE MOSAIC COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota

55441
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 918-8270
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed by The Mosaic Company (“Mosaic”) in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2018 (the “Original Filing”), Anthony T. Brausen was appointed Senior Vice President - Finance and interim Chief Financial Officer effective January 31, 2018 until a permanent Chief Financial Officer has been appointed. This Current Report on Form 8-K/A is being filed as an amendment to the Original Filing to provide information regarding the agreement reached between Mosaic and Mr. Brausen regarding his compensation in connection with his interim role.
On March 8, 2018, Mr. Brausen and Mosaic entered into a letter agreement (the "Letter Agreement") dated March 7, 2018 in connection with Mr. Brausen's appointment as Senior Vice President - Finance and interim Chief Financial Officer, providing for the following terms applicable to the period (the "Employment Period") from the date of the agreement through Mr. Brausen's anticipated retirement date (expected to be the later of July 5, 2019 and one year following the end of the Transition Period described below):

•	continuation of Mr. Brausen's base compensation at an annual rate of $460,000 for the duration of the Employment Period, provided he remains a full-time salaried employee;

•
additional compensation at the monthly rate of $25,000 effective February 1, 2018 through the end of a "Transition Period" commencing on the date a permanent Chief Financial Officer is appointed and continuing for a period of one month, subject to extension by one or more months by mutual agreement of Mr. Brausen and Mosaic's Chief Executive Officer, provided Mr. Brausen remains a full-time salaried employee;

•
continued eligibility to participate in Mosaic's annual incentive program at an unchanged 50% target bonus opportunity, subject to approval each year by the Compensation Committee of Mosaic's Board of Directors;

•
management of Mosaic will recommend Mr. Brausen for a long-term incentive award valued at $650,000 for 2018 and a long-term incentive award valued at $500,000 for 2019, in each case subject to approval by the Compensation Committee; and

•	continued eligibility for standard employee benefits and executive benefits and perquisites.
The Letter Agreement supersedes all other agreements and understandings between Mr. Brausen and Mosaic, other than his existing Senior Management Severance and Change in Control Agreement, also provides that Mr. Brausen will not be severance eligible at the end of the Employment Period.
The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Letter Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Letter agreement dated March 7, 2018 between The Mosaic Company and Anthony T. Brausen

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: March 12, 2018	By:	/s/ Mark J. Isaacson
	Name:	Mark J. Isaacson
	Title:	Senior Vice President, General Counsel
and Corporate Secretary